Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2019 RESULTS

SECOND-QUARTER HIGHLIGHTS:

•	TOTAL REVENUE +1.2%
•	SAME-UNIT REVENUE +1.2%
•	EPS FROM CONTINUING OPERATIONS +30.4%

FIRST-HALF HIGHLIGHTS:

•	TOTAL REVENUE +1.4%
•	SAME-UNIT REVENUE +1.2%
•	EPS FROM CONTINUING OPERATIONS +11.5%

CLEVELAND (July 31, 2019) – CBIZ, Inc. (NYSE: CBZ) (the “Company”) today announced second-quarter and first-half results for the period ended June 30, 2019.

For the 2019 second quarter, CBIZ recorded revenue of $235.5 million, an increase of $2.9 million, or 1.2%, over the $232.6 million reported in 2018. Same-unit revenue increased by $2.9 million, or 1.2%, for the quarter, compared with the same period a year ago. Income from continuing operations of $16.6 million, or $0.30 per diluted share, increased by 30.4% in the 2019 second quarter, compared with $13.1 million, or $0.23 per diluted share, for the same period a year ago. Adjusted EBITDA for the second quarter was $28.8 million, compared with $24.1 million for the second quarter of 2018.

For the first half of 2019, CBIZ recorded revenue of $505.5 million, an increase of $6.8 million, or 1.4%, over the $498.7 million recorded for the first half of 2018. Same-unit revenue increased by $5.6 million, or 1.2%, compared with the same period a year ago. Revenue from acquisitions, net of divestitures, contributed $1.2 million, or 0.2%, to revenue growth in the first six months. Income from continuing operations of $54.2 million, or $0.97 per diluted share, increased by 11.5% in the first half of 2019, compared with $48.9 million, or $0.87 per diluted share, for the same period a year ago. Adjusted EBITDA was $86.5 million, compared with $79.9 million in 2018.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

During the second quarter, the Company repurchased approximately 422,000 shares of its common stock at a cost of approximately $8.3 million. For the six months ended June 30, 2019, the Company has repurchased a total of approximately 1.0 million shares of its common stock at a cost of approximately $19.9 million. As a result of this activity, the Company now expects a weighted average fully diluted share count within a range of 55.5 to 56.0 million shares for 2019. The balance outstanding on the Company’s unsecured credit facility at June 30, 2019 was $159 million with approximately $229.2 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are pleased with our ability to grow  revenue in the second quarter and first half of 2019 over the historic strong results achieved last year. Further, we successfully leveraged this growth into higher margins and reported an increase in earnings per share of 30.4% for the second quarter and 11.5% for the first half of the year. We also closed three acquisitions to date this year and our acquisition pipeline remains full with potential transactions under review.”

Grisko continued, “While first-half revenue growth from our recurring businesses was generally in line with our expectations, our total rate of growth was impacted by softness in one service line within our Private Equity Advisory business as well as contingent revenue within our Benefits and Insurance segment compared to the same period a year ago. As a result, we now expect full-year 2019 revenue growth to be in the range of 3% to 4% over the prior year. Notwithstanding this nominal reduction in our revenue expectations, we expect growth in earnings per share to be near the high end of our 10% to 12% full-year guidance range.”

2019 Outlook

•	The Company expects growth in total revenue within a range of 3% to 4% over the prior year.
•	Although several factors may impact the tax rate, the Company expects an effective tax rate of approximately 25%.
•	The Company expects a weighted average fully diluted share count of approximately 55.5 to 56.0 million shares.
•	The Company expects to grow fully diluted earnings per share within a range of 10% to 12% over the $1.09 reported for 2018.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10133167 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s website at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), July 31, through 5:00 p.m. (ET), August 4, 2019. The toll-free dial-in number

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10133167.

About CBIZ

CBIZ, Inc. provides financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 Company offices in 32 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2019 AND 2018

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	JUNE 30,
	2019	%	2018	%
Revenue	$235,498	100.0%	$232,641	100.0%
Operating expenses (1)	198,148	84.1%	205,102	88.2%
Gross margin	37,350	15.9%	27,539	11.8%
Corporate general and administrative expenses (1)	10,566	4.5%	9,993	4.3%
Operating income	26,784	11.4%	17,546	7.5%
Other income (expense):
Interest expense	(1,587)	-0.7%	(1,817)	-0.8%
Gain on sale of operations, net	50	0.0%	-	0.0%
Other (expense) income, net (1) (2)	(3,311)	-1.4%	630	0.3%
Total other expense, net	(4,848)	-2.1%	(1,187)	-0.5%
Income from continuing operations before income tax expense	21,936	9.3%	16,359	7.0%
Income tax expense	5,322		3,238
Income from continuing operations	16,614	7.1%	13,121	5.6%
Loss from operations of discontinued businesses, net of tax	(22)		(15)
Net income	$16,592	7.0%	$13,106	5.6%

Diluted earnings per share:
Continuing operations	$0.30		$0.23
Discontinued operations	-		-
Net income	$0.30		$0.23

Diluted weighted average common shares outstanding	55,494		56,437
Other data from continuing operations:
Adjusted EBITDA (3)	$28,790		$24,077

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($3.0 million income in 2019 and $1.8 million expense in 2018, or 1.3% and 0.8% of revenue, respectively) and "Corporate general and administrative expenses" ($0.3 million income in 2019 and $0.2 million expense in 2018, or 0.1% and 0.1% of revenue, respectively) and are directly offset by deferred compensation gains or losses in "Other income (expense), net" ($3.43 million expense in 2019 and $2.0 million income in 2018, or 1.4% and 0.9% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other (expense) income, net" for the three months ended June 30, 2019 and 2018, is expense of $0.1 million and $1.4 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(In thousands, except percentages and per share data)

	SIX MONTHS ENDED
	JUNE 30,
	2019	%	2018	%
Revenue	$505,496	100.0%	$498,731	100.0%
Operating expenses (1)	413,644	81.8%	409,852	82.2%
Gross margin	91,852	18.2%	88,879	17.8%
Corporate general and administrative expenses (1)	22,246	4.4%	20,021	4.0%
Operating income	69,606	13.8%	68,858	13.8%
Other (expense) income:
Interest expense	(2,988)	-0.6%	(3,597)	-0.7%
Gain on sale of operations, net	547	0.1%	663	0.1%
Other income (expense), net (1) (2)	5,949	1.2%	(599)	-0.1%
Total other income (expense), net	3,508	0.7%	(3,533)	-0.7%
Income from continuing operations before income tax expense	73,114	14.5%	65,325	13.1%
Income tax expense	18,935		16,394
Income from continuing operations	54,179	10.7%	48,931	9.8%
Gain (loss) from operations of discontinued businesses, net of tax	(118)		26
Net income	$54,061	10.7%	$48,957	9.8%

Diluted earnings per share:
Continuing operations	$0.97		$0.87
Discontinued operations	-		-
Net income	$0.97		$0.87

Diluted weighted average common shares outstanding	55,701		56,166
Other data from continuing operations:
Adjusted EBITDA (3)	$86,531		$79,935

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($5.2 million expense in 2019 and $1.7 million expense in 2018, or 1.0% and 0.3% of revenue, respectively) and "Corporate general and administrative expenses" ($0.5 million expense in 2019 and $0.2 million expense in 2018, or 0.1% and 0.0% of revenue for 2019 and 2018, respectively) and are directly offset by deferred compensation gains or losses in "Other income (expense), net" ($5.7 million income in 2019 and $1.9 million income in 2018, or 1.1% and 0.4% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income (expense), net" for the six months ended June 30, 2019 and 2018, is income of $0.2 million and expense of $3.1 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2019	2018	2019	2018
Revenue
Financial Services	$154,373	$151,737	$339,517	$332,340
Benefits and Insurance Services	72,127	72,753	148,382	150,083
National Practices	8,998	8,151	17,597	16,308
Total	$235,498	$232,641	$505,496	$498,731

Gross Margin
Financial Services	$26,215	$22,667	$76,901	$70,237
Benefits and Insurance Services	11,052	11,588	25,936	27,785
National Practices	794	584	1,393	1,466
Operating expenses - unallocated (1):
Other	(3,719)	(5,461)	(7,168)	(8,884)
Deferred compensation	3,008	(1,839)	(5,210)	(1,725)
Total	$37,350	$27,539	$91,852	$88,879

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense in "Operating expenses" and “Corporate, general and administrative expense,” and offset in "Other income (expense), net".

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	SIX MONTHS ENDED
	JUNE 30,
	2019	2018
Net income	$54,061	$48,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	10,976	11,676
Bad debt expense, net of recoveries	1,506	3,172
Adjustments to contingent earnout liability	(193)	3,050
Stock-based compensation expense	3,399	3,850
Other noncash adjustments	72	(2,840)
Net income, after adjustments to reconcile net income to net cash provided by operating activities	69,821	67,865
Changes in assets and liabilities, net of acquisitions and divestitures	(50,122)	(26,607)
Operating cash flows provided by continuing operations	19,699	41,258
Operating cash used in discontinued operations	(119)	(152)
Net cash provided by operating activities	19,580	41,106
Net cash used in investing activities	(10,879)	(31,084)
Net cash used in financing activities	(42,076)	(75,530)
Net decrease in cash, cash equivalents and restricted cash	$(33,375)	$(65,508)
Cash, cash equivalents and restricted cash at beginning of year	130,554	182,262
Cash, cash equivalents and restricted cash at end of year	$97,179	$116,754

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$2,628	$1,921
Restricted Cash	30,126	39,535
Cash equivalents included in funds held for clients	64,425	75,298
Total cash, cash equivalents and restricted cash	$97,179	$116,754

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	JUNE 30,	DECEMBER 31,
	2019	2018
Cash and cash equivalents	$2,628	$640
Restricted cash	30,126	27,481
Accounts receivable, net	271,781	207,287
Current assets before funds held for clients	330,595	262,249
Funds held for clients	127,420	161,289
Goodwill and other intangible assets, net	632,425	637,009

Total assets	$1,376,923	$1,183,031

Current liabilities before client fund obligations	$197,610	$159,241
Client fund obligations	127,126	162,073
Bank debt	157,654	133,974

Total liabilities	$742,863	$589,368

Treasury stock	$(530,262)	$(508,530)

Total stockholders' equity	$634,060	$593,663

Debt to equity	25.2%	23.0%
Days sales outstanding (DSO) - continuing operations (1)	90	70

Shares outstanding	54,680	55,072
Basic weighted average common shares outstanding	54,188	54,561
Diluted weighted average common shares outstanding	55,701	56,487

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at June 30, 2018 was 87.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2019	2018	2019	2018
Income from continuing operations	$16,614	$13,121	$54,179	$48,931
Interest expense	1,587	1,817	2,988	3,597
Income tax expense	5,322	3,238	18,935	16,394
Gain on sale of operations, net	(50)	-	(547)	(663)
Depreciation	1,859	1,514	4,017	2,918
Amortization	3,458	4,387	6,959	8,758
Adjusted EBITDA	$28,790	$24,077	$86,531	$79,935

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz